Exhibit 28(i)

                               CONSENT OF COUNSEL


                  We consent to the reference to our Firm under the heading "Counsel" in Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A of Gabelli SRI Fund, Inc. as filed with the Securities and Exchange Commission on or about July 29, 2009.




/S/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
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PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
July 29, 2009